TERMINATION
                                       OF
                             VOTING TRUST AGREEMENT
                            DATED AS OF MAY 27, 1998
                         (the "Voting Trust Agreement")

         This Termination Agreement is made as of June 1, 2000, by and among the current Shareholders and Trustees that are parties to the Voting Trust Agreement that established a Voting Trust relating to shares of common stock of Ravenswood Winery, Inc., a California corporation ("Ravenswood"), as well as additional Shareholders who joined in the Voting Trust Agreement subsequent to its original effective date.

                                    RECITALS

         Currently, under the Voting Trust Agreement, the Shareholders hold a total of 2,074,081 shares of common stock of Ravenswood, constituting all the shares that are subject to the Voting Trust, as follows:

         Owner                 Number of Shares         Stock Certificate Nos.
         -----                 ----------------         ----------------------

Joel E. Peterson                   1,337,670                     183
Justin M. Faggioli                    91,350                      23
W. Reed Foster                       283,500                      26
W. Reed and Lois Foster              134,681                      33
William R. Hambrecht                   9,765                      37
Callie S. Konno                       59,850                      46
Julie Morin-Wisner                    31,500                      53
John D. Nichols                        9,765                      55
James F. Wisner                      116,000                     179


         The parties hereto have determined that in the present circumstances, including Ravenswood's status as a publicly-held company since April 1999, the Voting Trust is no longer essential or appropriate to their interests or to the success of Ravenswood or the interests of Ravenswood's shareholders and debenture holders, or of Ravenswood's business associates, and that termination of the Voting Trust will eliminate unnecessary administrative burdens for the Trustees, the Shareholders and Ravenswood.


                                  EXHIBIT 10.1

         Capitalized terms not defined herein shall have the meaning set forth in the Voting Trust Agreement.

         NOW, THEREFORE, it is agreed:

         1. Termination of Voting Trust. The parties hereby terminate the Voting Trust. The parties agree that, except as otherwise provided in this Termination Agreement, the Voting Trust and the Voting Trust Agreement shall be of no further force or effect. It is understood that each owner of shares that are subject to the Voting Trust currently holds the stock certificates for the shares and that such certificates contain a restrictive legend indicating that the shares are subject to the Voting Trust. Each holder shall arrange to deliver their certificates to Ravenswood's transfer agent for re-issuance without the restrictive legend. Notwithstanding the date of delivery of the stock certificates to the transfer agent, or the date of issuance or receipt of new stock certificates, the Voting Trust shall be deemed terminated effective as of the date of this Termination Agreement. It is understood that Ravenswood will inform the transfer agent that the transferred stock certificates need no longer bear any restrictive legend relating to the Voting Trust.

         2. Warranty. Each holder of the shares listed in the above Recitals hereby represents and warrants that he/she owns those shares free of any lien, encumbrance or other third party interest, and that no one else is required to sign on their behalf in order to terminate the Voting Trust with respect to their shares.

         3. Exoneration and Indemnification of Trustees. Any exoneration and indemnification to which the Trustees may be entitled under Sections 13 and 14 of the Voting Trust Agreement shall survive this termination of the Voting Trust.

         4. Further Assurances. The parties agree to execute such further documents and to take such further steps as may be necessary or advisable to effect the purposes of this Termination Agreement. It is understood that Ravenswood, in consultation with legal counsel, will take such steps as may be necessary or advisable to comply with applicable securities laws and other laws relating to Ravenswood in connection with this Termination Agreement. However, Ravenswood does not assume any individual reporting obligations of the parties under Sections 13(g) and 16 of the Securities Exchange Act of 1934.

         IN  WITNESS  WHEREOF,   the  parties  have  executed  this  Termination
Agreement as of the date first written above.

                                    TRUSTEES

/s/  W. Reed Foster                            /s/  Joel E. Peterson
----------------------------------------       ------------------------------
W. Reed Foster                                 Joel E. Peterson


/s/  Justin M. Faggioli                        /s/  Callie S. Konno
----------------------------------------       ------------------------------
Justin M. Faggioli                             Callie S. Konno


/s/  James F. Wisner, Former Trustee
----------------------------------------
James F. Wisner, Former Trustee

                                  SHAREHOLDERS

/s/ Joel E. Peterson                         /s/ Callie S. Konno
----------------------------------------     --------------------------------
Joel E. Peterson                             Callie S. Konno


/s/ Justin M. Faggioli                       /s/ Julie Morin-Wisner
----------------------------------------     --------------------------------
Justin M. Faggioli                           Julie Morin-Wisner


/s/ W. Reed Foster                           /s/ John D. Nichols
----------------------------------------     --------------------------------
W. Reed Foster                               John D. Nichols


/s/ W. Reed and Lois Foster                  /s/ James F. Wisner
----------------------------------------     --------------------------------
W. Reed and Lois Foster                      James F. Wisner


/s/ William R. Hambrecht
----------------------------------------
William R. Hambrecht